Exhibit 16.1


                                                        GRASSI & CO., CPAs, P.C.



May 9, 2003

Securities and Exchange Commission
450 Fifth St., N.W.
Washington, D.C. 20549

Dear Sirs:

We have read the statements made by Vermont Pure Holdings, Ltd., which we understand will be filed with the Commission pursuant to Item 4 on Form 8-K, as part of the Company's Report on Form 8-K dated May 5, 2003.

We agree with the statements concerning our firm in said Form 8-K.

Very truly yours,

GRASSI & CO., CPA's, P.C.

/s/ Louis C. Grassi

Louis C. Grassi, CPA, CFE
Managing Partner